EXHIBIT 99.1
The Board of Directors recommends that you REJECT the MacKenzie Offer and not tender your shares.

April 29, 2020

Dear Stockholder:

I am writing to you on behalf of the board of directors (the “Board”) of Carter Validus Mission Critical REIT II, Inc. (the “Company,” “us,” “our” or “we”) to notify you about an unsolicited tender offer being made for your shares of the Company’s common stock by an unaffiliated third party in what we believe is an opportunistic attempt to purchase your shares at a low share price.

MacKenzie Realty Capital, Inc. (“MacKenzie”) notified the Company that it intends to make an unsolicited tender offer to all of our stockholders (the “MacKenzie Offer”). You may have already received MacKenzie’s tender offer materials (the “Tender Offer Materials”). MacKenzie is offering to purchase up to an aggregate of 1,000,000 shares of the Company’s Class A common stock (the “Shares”) at a price of $4.05 per Share in cash.

In evaluating the terms of the MacKenzie Offer, the Board: (1) consulted with members of the Company’s management, Carter Validus Advisors II, LLC, the Company’s advisor, and such legal and other advisors as deemed appropriate by the Board; (2) reviewed the terms and conditions of the MacKenzie Offer; (3) considered other information relating to the Company’s historical financial performance, portfolio of assets and future opportunities; (4) evaluated various factors it deemed relevant in light of its knowledge of the Company’s business, financial condition, portfolio of assets and future prospects; and (5) took into account the fact that MacKenzie is making the offer for investment purposes and with the intention of making a profit from the ownership of the Shares.

Further, given the $4.05 per Share offer price, we believe that the MacKenzie Offer represents an attempt by MacKenzie to exploit the current economic turmoil caused by the COVID-19 pandemic and purchase your Shares at a significant discount, resulting in a profit for MacKenzie at your expense if you participate in the tender offer.

The following are the material factors considered by the Board in evaluating the MacKenzie Offer:

(i)     The Board believes that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to purchase the Shares at a low share price and make a profit and, as a result, deprive any Company stockholders who tender their shares of the Company’s common stock of the potential opportunity to realize the long-term value of their investment in the Company. The Board notes that because the Company is a non-exchange traded REIT, there is a limited market for the Company’s common stock, and there can be no certainty regarding the long-term value of the Company’s common stock because the value is dependent on a number of factors including: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts; policies and guidelines applicable to real estate investment trusts; the Company’s ability to maintain tenancy occupancy levels; the availability of capital and debt financing; and the Company’s ongoing relationship with its advisor and affiliates.

(ii)     As admitted by MacKenzie, it is making the offer “with the intention of making a profit.” MacKenzie is a for profit business that, among other things, capitalizes on the illiquidity of shares by buying shares at what MacKenzie believes is a discounted price in order to make a profit. The MacKenzie Offer indicates that MacKenzie believes that our shares will be worth more in the future. Neither we nor any of our affiliates are in any way affiliated with MacKenzie. MacKenzie states that it was “motivated to establish the lowest price which might be acceptable” to the Company’s stockholders and that the price offered is below the Company’s estimated “net asset value [of] $8.65 per Share.” Although this does not represent the price that a stockholder could obtain in the open market, or otherwise, the most recent estimated net asset value per share of our Class A shares of common stock (“Per Share NAV”) is approximately 113.6% higher than the MacKenzie Offer.

MacKenzie further concedes that “[n]o independent person has been retained to evaluate or render any opinion with respect to the fairness of the [o]ffer [p]rice and no representation is made by [MacKenzie] or any affiliate of [MacKenzie] as to such fairness.” This arbitrary methodology is in contrast to the rigorous methods used by the Company in developing its Per Share NAV, including the engagement of an independent third-party appraisal firm. MacKenzie acknowledges that the offer price was established based on MacKenzie’s objectives and not necessarily based on what is in the best financial interest of you and the other Company stockholders. Moreover, MacKenzie acknowledges that it has “not made an independent appraisal of the Shares or the [Company’s] properties” and that MacKenzie is “not qualified to appraise real estate.”

(iii)     The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets, in response to the real estate and finance markets, and due to other factors. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and quarantines imposed, has had a negative impact on the economy and business activity globally. The extent to which our business may be affected by COVID-19 will largely depend on future developments with respect to the continued spread and treatment of the virus, which we cannot accurately predict. Depending upon the duration of quarantines and the corresponding economic slowdown, some of our tenants will seek rent deferrals or become unable to pay their rent. In the last month, a few tenants have requested such deferrals. The number of tenants that requested rent deferrals to date, relative to the overall portfolio, is a minor share, and we anticipate a relatively short duration of these unprecedented circumstances. The Company has cash and available liquidity of approximately $270 million, which equates to almost two times annual operating expenses and annual debt service based on our annualized 2019 fourth quarter results.  Furthermore, we are confident in our ability to enforce our contractual lease rights when and where appropriate to ensure that tenants who can pay rent, do pay rent. However, if tenants default on their rent and vacate, the ability to re-lease this space is likely to be more difficult if the economic slowdown continues. Any long-term impact of this situation, even after an economic rebound, remains unclear. These risks are not reflected in our current Per Share NAV.

(iv)     MacKenzie has engaged an affiliated depositary for the MacKenzie Offer. As a result, there is no independent third party holding funds for MacKenzie for payment of the MacKenzie Offer price that can independently verify that such funds are available for payment, and there is no independent third party holding securities tendered until the MacKenzie Offer closes and payment is made. Therefore, MacKenzie may have access to the Shares tendered by stockholders before all conditions to the MacKenzie Offer have been satisfied and tendering holders have been paid.

(v)     The Securities and Exchange Commission has recommended “extreme caution” to investors with respect to the heightened risks involved with offers such as the MacKenzie Offer. In addition to this letter, we strongly encourage you to read the information provided by the SEC, here (www.sec.gov/investor/pubs/minitend.htm) and here (www.sec.gov/rules/interp/34-43069.htm). The SEC makes the following admonitions:

•
If the offer is for less than 5% of a company’s shares, it is a “mini-tender offer” and “you should proceed with caution.” The MacKenzie Offer is for, at maximum, less than 1% of our shares. Thus, it is a mini-tender offer, and you should proceed with caution.

•	“Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard.”

•	“[I]nvestors typically feel pressured to tender their shares quickly without having solid information about the offer or the people behind it. And they’ve been shocked to learn that they generally cannot withdraw from mini-tender offers.”

•
"[M]ini-tender offers typically do not provide the same disclosure and procedural protections that larger, traditional tender offers provide.” For example, once you complete the assignment form, you have no right to change your mind and withdraw from the offer, even if the MacKenzie Offer is extended. We believe the materials provided along with the MacKenzie Offer fail to adequately address certain matters, such as: a complete description of the risks associated with the MacKenzie Offer; a clear discussion of the methodologies used by MacKenzie to determine its offer price or how it has valued the Company’s shares; completeness of disclosure as to the identity of MacKenzie, its control persons and promoters and their financial wherewithal; and a clear disclosure of the Company’s shares owned by MacKenzie and its affiliates.

(vi)     There is no guarantee that the MacKenzie Offer can or will be completed as soon as MacKenzie contemplates in its offer. The MacKenzie Offer does not initially expire until June 8, 2020, and this date may be extended by MacKenzie, subject to compliance with applicable securities laws, in its sole discretion. MacKenzie expressly reserves the right to amend the terms of the MacKenzie Offer, including by decreasing the $4.05 per Share offer price or by changing the number of Shares being sought or the type of consideration, at any time before the MacKenzie Offer expires.

In summary, we believe the MacKenzie Offer represents an attempt by MacKenzie to catch current stockholders of the Company off-guard and acquire the Shares at a low price in order to make a profit and, as a result, deprive the stockholders that tender their Shares of the Company’s common stock of the potential long-term value of the Shares. As provided by MacKenzie in the MacKenzie Offer, stockholders who tender their Shares of the Company’s common stock will assign their right to receive distributions that are paid after the MacKenzie Offer expires. Stockholders who tender their shares pursuant to the MacKenzie Offer would thus give up their rights to any distributions after June 8, 2020 (or such other date to which the MacKenzie Offer may be extended).
In light of the foregoing factors, the Board recommends that the Company’s stockholders reject the MacKenzie Offer. Each stockholder must independently evaluate whether to tender its shares of the Company’s common stock to MacKenzie pursuant to the MacKenzie Offer.
The Board understands that you must make your own independent decision whether to tender or refrain from tendering your shares of the Company’s common stock. We strongly urge you to carefully consider all aspects of the MacKenzie Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences and (v) other factors you determine are relevant to your decision. You should carefully review all of the Tender Offer Materials sent to you by MacKenzie, as well as the Company’s publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the MacKenzie Offer before deciding whether to tender your shares of the Company’s common stock.
PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
To accept the MacKenzie Offer, follow the instructions in the MacKenzie Offer materials. To reject the MacKenzie Offer, simply ignore it; you do not need to respond to anything. If you have already agreed to tender your Shares pursuant to the MacKenzie Offer, you may withdraw your acceptance of the MacKenzie Offer by notifying MacKenzie at any time prior to the termination of the MacKenzie Offer.
Should you have any questions or need further information about your options, please feel free to contact the Company’s Investor Relations Department at IR@cvreit.com or by writing to Carter Validus Mission Critical REIT, Inc. II, c/o DST Systems, Inc., P.O. Box 219731, Kansas City, Missouri 64121-9731.

Sincerely,

/s/ Michael A. Seton
Name: Michael A. Seton
Title: Chief Executive Officer and President

Cautionary Note Regarding Forward-Looking Statements
Certain statements of the Company included in this letter that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, the impact of the ongoing COVID-19 pandemic on the company’s tenants and results of operations, whether government funds will flow to our tenant operators (if at all) and the effect these funds may have in offsetting the cash flow disruptions experienced by our tenants, the risks related to the availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the Company’s business; and other factors, including those set forth in the Risk Factors provided in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.